NEWS RELEASE	For Immediate Release

Contact: Joe Fazzino
860-263-4725
joe.fazzino@virtus.com

Virtus Investment Partners Announces Financial Results

For the Fourth Quarter and Full Year of 2012

-	Operating Income, as Adjusted, of $24.5 Million for the Fourth Quarter and $81.5 Million for the Full Year Up 80 Percent and 86 Percent from 2011; Operating Income Increases to $20.5 Million in Fourth Quarter and $60.4 Million for Full Year

-	Total Sales Increase 46 Percent to $3.9 Billion for the Fourth Quarter and 29 Percent to $14.4 Billion for Full Year from 2011

-	Long-Term Open-End Mutual Fund Sales Increase 44 Percent to $3.4 Billion in the Fourth Quarter and 30 Percent to $12.3 Billion for Full Year

-	Total Net Flows of $1.7 Billion for the Fourth Quarter and $6.7 Billion for Full Year Up 113 Percent and 29 Percent from 2011

Hartford, CT, January 29, 2013 – Virtus Investment Partners, Inc. (NASDAQ: VRTS), which operates a multi-manager asset management business, today reported fourth quarter and full year results that reflect substantial growth in revenue, pre-tax earnings, and operating margin as a result of record mutual fund sales and net flows.

Operating income, as adjusted, was $24.5 million for the quarter ended December 31, 2012, an increase of 80 percent from $13.6 million in the fourth quarter of 2011 and 12 percent from $21.8 million in the third quarter of 2012. Operating margin, as adjusted, was 41 percent in the fourth quarter of 2012, compared with 32 percent for the prior year quarter and 40 percent for the prior quarter. Operating income, as adjusted, was $81.5 million for the full year, an increase of 86% from $43.7 million in 2011, and the related margin increased to 38% from 28% for 2011.

Operating income was $20.5 million for the fourth quarter and $60.4 million for the full year, compared with $8.2 million in the fourth quarter of 2011, $17.8 million in the third quarter of 2012, and $13.9 million for 2011.

Net income attributable to common stockholders of $12.2 million and $37.6 million, or $1.50 and $4.66 per diluted common share for the fourth quarter and full year respectively, included incremental net non-cash deferred tax expenses of $1.9 million and $2.6 million, or $0.23 and $0.32 per diluted share for the respective periods, primarily related to a revision of the company’s estimated blended state tax rate.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 2

In the prior year, net income attributable to common stockholders of $109.6 million or $16.35 per diluted share for the fourth quarter and $111.7 million, or $16.34 per share for the full year, included a net benefit of $102.5 million, or $15.30 and $15.00 per diluted share attributable to common stockholders for the respective periods, primarily related to the fourth quarter release of a valuation allowance on certain deferred tax assets and expenses related to the retired Series B Convertible Preferred Stock.

Assets under management were $45.5 billion at December 31, 2012, an increase of 32 percent from December 31, 2011 and 9 percent from September 30, 2012. Long-term assets under management were $43.5 billion at the end of the fourth quarter, an increase of 35 percent from December 31, 2011 and 9 percent from September 30, 2012.

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data or as noted)

In evaluating its performance, the company considers certain non-GAAP measures, including operating income, as adjusted, operating margin, as adjusted, operating expenses, as adjusted, and revenue, as adjusted, that are described and reconciled to GAAP-reported amounts in the table at the end of the release. These non-GAAP measures net the distribution and administration expenses against the related revenue and also exclude certain other cash and non-cash items.

	Three Months Ended			Three Months Ended		Twelve Months Ended
	12/31/2012	12/31/2011	Change	9/30/2012	Change	12/31/2012	12/31/2011	Change
Ending Assets Under Management (in billions)	$45.5	$34.6	32%	$41.8	9%	$45.5	$34.6	32%
Average Assets Under Management (in billions)	$44.0	$34.2	29%	$40.1	10%	$39.6	$33.0	20%

Gross Sales (in millions)	$3,850.7	$2,629.2	46%	$3,906.7	(1)%	$14,447.4	$11,223.8	29%
Net Flows (in millions)	$1,686.7	$790.3	113%	$1,774.4	(5)%	$6,730.7	$5,208.2	29%

Revenue	$78,919	$56,172	40%	$71,951	10%	$280,086	$204,652	37%
Revenue, as adjusted (1)	$59,151	$42,690	39%	$54,061	9%	$211,645	$155,146	36%

Operating expenses	$58,447	$47,978	22%	$54,184	8%	$219,641	$190,749	15%
Operating expenses, as adjusted (1)	$34,654	$29,116	19%	$32,253	7%	$130,190	$111,468	17%

Operating income	$20,472	$8,194	150%	$17,767	15%	$60,445	$13,903	N/M
Operating income, as adjusted (1)	$24,497	$13,574	80%	$21,808	12%	$81,455	$43,678	86%

Net income	$12,314	$140,665	(91)%	$11,642	6%	$37,773	$145,420	(74)%
Net income attributable to common stockholders	$12,213	$109,554	(89)%	$11,642	5%	$37,608	$111,678	(66)%
Avg. shares outstanding - diluted (in thousands)	8,126	6,700	21%	8,117	0%	8,073	6,834	18%
Earnings per share - diluted (2)	$1.50	$16.35	(91)%	$1.43	5%	$4.66	$16.34	(71)%

Operating margin	26%	15%		25%		22%	7%
Operating margin, as adjusted (1)	41%	32%		40%		38%	28%

N/M - Not Meaningful

(1) See "Schedule of Non-GAAP Information" at the end of the release

(2) For the three months and twelve months ended December 31, 2011, includes $15.30 and $15.00, respectively, per share net benefit attributable to common stockholders primarily related to a tax valuation release and expenses related to the retired Series B Convertible Preferred Stock

Management Commentary

“The very strong results we delivered in the fourth quarter completed a year that was highly successful by all financial and operating measures,” said George R. Aylward, president and chief executive officer. “2012 was our best year for cash earnings, mutual fund sales, and positive net flows. We also completed initiatives that added new investment capabilities, further expanding the company’s opportunities for future growth.”

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3

Operating income, as adjusted, increased by 86 percent for the full year, and Aylward attributed the growth to the cumulative benefit of continued strong net flows, particularly from mutual funds. He noted that the company generated double-digit organic growth in its funds at a time when low single-digit growth has been the average for the industry. Assets under management grew by 32 percent as a result of positive net flows, market appreciation, and the acquisition of a new affiliate.

“We have sustained a high level of mutual fund sales and net flows because of the strong long-term investment performance of our funds, particularly in asset classes that are in demand today, such as international equity and taxable fixed-income strategies,” Aylward said. Ninety-five percent of Morningstar®-rated mutual fund assets were in 5-, 4- and 3-star funds at year-end, and the manager of the company’s largest international equity funds was named Morningstar’s top international equity portfolio manager for 2012.

“The continued strength of our mutual fund sales and flows also illustrates the attractiveness of our distinctive strategies in highly rated funds, the benefits of active product development efforts, and our ability to successfully partner with financial advisors,” Aylward added.

During the year the company expanded its investment capabilities by: launching 10 new open- and closed-end fund strategies; acquiring a firm that offers options strategies; offering a new international equity strategy from an affiliated manager; and creating a new majority-owned affiliate that offers rules-based strategies using proprietary asset allocation models. “Our multi-manager business model gives us the flexibility to continue to offer clients a wide range of suitable investment products. We can provide investors the building blocks for a well-diversified portfolio.”

In addition to introducing new investment strategies, Virtus expanded its successful retail distribution efforts in 2012 with a separate team of sales consultants dedicated to the independent broker-dealer and registered investment advisor (RIA) channels, which are fast-growing segments of the financial intermediary market. “The expansion of our distribution resources lets us broaden our access to financial advisors and bring our institutional-quality investment strategies to more clients.”

Aylward said the consistent strong fund sales and the completion of the growth activities give the company a strong position to capitalize on future growth opportunities.

“The top- and bottom-line growth we generated in 2012 was built on a platform of distinctive products and effective distribution efforts, and we are well positioned to continue our momentum in 2013 and deliver further value for our shareholders.”

Asset Flows and Assets Under Management

Consistently strong sales and net flows from long-term open-end mutual funds, combined with an acquisition and market appreciation, resulted in a significant increase in total and long-term assets under management.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4

▪	Total sales increased 46 percent to $3.9 billion in the fourth quarter from $2.6 billion in the fourth quarter of 2011, and were consistent with the strong sales in the third quarter of 2012. Sales were $14.4 billion for the full year, an increase of 29 percent from $11.2 billion in 2011. Positive net flows were $1.7 billion in the fourth quarter, compared with $0.8 billion in the prior year quarter and $1.8 billion in the third quarter of 2012.
▪	The company had its best quarter for sales and net flows of long-term open-end mutual funds, with sales of $3.4 billion, which increased 44 percent from the fourth quarter of 2011 and 3 percent on a sequential basis. Sales for the full year of $12.3 billion, or 30 percent greater than $9.5 billion in 2011, represent an annual sales rate of 73 percent.
▪	Long-term open-end funds generated $1.7 billion of positive net flows in the fourth quarter, or 61 percent greater than flows in the fourth quarter of 2011 and 9 percent higher on a sequential basis. For the full year, positive net flows were $6.4 billion, or 27 percent greater than 2011’s net flows. The annual organic growth (net flows divided by beginning-of-period assets) continued to be among the highest in the industry at 38 percent.
▪	Assets under management at December 31, 2012 increased by 32 percent to $45.5 billion from $34.6 billion at December 31, 2011 and by 9 percent from $41.8 billion at September 30, 2012. Positive net flows of $6.7 billion and market appreciation of $3.8 billion were primarily responsible for the increase from the prior year. The completion of the Rampart Investment Management acquisition in October added $1.4 billion during the fourth quarter of 2012. Long-term assets increased to $43.5 billion at year-end 2012 as a result of both positive net flows and market appreciation.
▪	Average assets under management, which correspond to the company’s fee-earning asset levels, were $44.0 billion at December 31, 2012, up 29 percent from $34.2 billion at December 31, 2011 and 10 percent from September 30, 2012.

Revenue

Quarterly and annual revenue increased from prior periods primarily as a result of the substantial growth of open-end mutual funds, higher closed-end fund assets, and the addition of a new affiliated manager.

▪	Revenues of $78.9 million in the fourth quarter increased 40 percent from $56.2 million in the fourth quarter of 2011 and 10 percent on a sequential basis, primarily as a result of higher investment management fees from the company’s growing asset base. For the year, total revenue increased 37 percent to $280.1 million from $204.7 million.
▪	Revenues, as adjusted, increased by 39 percent to $59.2 million in the fourth quarter from $42.7 million in the prior year quarter and by 9 percent from $54.1 million in the third quarter. For the full year, revenues, as adjusted, increased 36 percent to $211.6 million from $155.1 million as a result of the higher asset levels and an increase in the average net fee rate.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5

▪	Investment management fees increased 41 percent to $53.2 million in the fourth quarter from $37.7 million in the fourth quarter of 2011, reflecting the 52 percent increase in average open-end fund assets; a 15 percent increase in closed-end fund average assets that included the $205 million initial offering of the Virtus Global Multi-Sector Income Fund and a rights offering that raised $229 million for the DNP Select Income Fund Inc.; and a 55 percent increase in average separately managed account (SMA) assets resulting from both organic growth and the addition of assets managed by Rampart.
▪	Administration and transfer agent fees in the fourth quarter increased 47 percent to $9.6 million from $6.5 million in the prior year and by 9 percent from $8.8 million in the prior quarter and as a result of higher average long-term open-end mutual fund assets and the additional closed-end fund assets. For the full year, administration and transfer agent fees increased 41 percent to $33.8 million from $23.9 million in 2011.

Expenses

The increases in operating expenses for the fourth quarter and the full year reflect the growth of the company’s business and the addition of new investment strategies, including the acquisition of a new affiliate.

▪	Total operating expenses were $58.4 million in the fourth quarter, compared with $48.0 million in fourth quarter of 2011 and $54.2 million in the third quarter of 2012, reflecting the higher distribution costs related to increased sales and assets under management, higher variable compensation costs, and an acquisition. Full year total operating expenses were $219.6 million in 2012, compared with $190.7 million in 2011.
▪	Fourth quarter operating expenses, as adjusted, which exclude certain charges such as distribution and administration expenses, stock-based compensation, depreciation and amortization, and restructuring charges, were $34.7 million, compared with $29.1 million in the fourth quarter of 2011 and $32.3 million in the third quarter of 2012. Full-year operating expenses, as adjusted, increased by 17 percent to $130.2 million in 2012 from $111.5 million in the prior year.
▪	Employment expenses were $27.8 million in the fourth quarter compared with $24.4 million in the fourth quarter of 2011 and $25.9 million in the third quarter of 2012, reflecting increases in variable incentive compensation and the October addition of Rampart Investment Management. For the full year, employment expenses were $105.6 million in 2012 compared with $92.5 million in the prior year.
▪	The year-over-year and sequential quarterly increases in distribution and administration expenses to $19.7 million in the fourth quarter of 2012 from $13.5 million in the fourth quarter of 2011 and $17.8 million in the third quarter of 2012, primarily reflect the increase in mutual fund assets. For the full year, distribution and administration expenses were $72.2 million compared with $60.2 million in 2011.
▪	Other operating expenses were $8.7 million in the fourth quarter, an increase of 18 percent from $7.4 million in the prior year quarter and 5 percent from $8.3 million in the prior quarter, reflecting costs associated with the Rampart acquisition and other growth initiatives. For 2012, other operating expenses were $34.0 million compared with $30.2 million in the prior year.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6

New Products and Investment Capabilities

The company further expanded its offering of attractive investment products with the launch of three new open-end mutual funds and the addition of new investment capabilities from affiliated managers. During the quarter Virtus:

▪	Completed the acquisition of Rampart Investment Management, a registered investment advisor with $1.3 billion under management at December 31, 2012. Rampart offers customized options strategies for institutional and high-net-worth clients using systematic and disciplined options solutions to manage portfolio risk and provide additional yield from current equity allocations.
▪	Established Newfound Investments, an investment adviser that uses proprietary research and asset allocation models from Newfound Research, a financial technology firm that has a minority interest in the new firm. Newfound Investments manages three new “Virtus Disciplined” mutual funds[1] that were launched in December:
–	Virtus Disciplined Select Bond Fund (Class A:VDBAX) uses the Newfound Relative Exposure Model to tactically shift between six ETFs in three fixed-income asset classes;
–	Virtus Disciplined Equity Style Fund (Class A: VDEAX) uses the Newfound Relative Exposure Model to identify and capture relative outperformance trends between growth- and value-oriented stocks; and
–	Virtus Disciplined Select Country Fund (Class A: VDCAX) uses the Newfound Absolute Exposure Model to tactically allocate among ETFs that invest in 12 developed countries within the MSCI EAFE® index.
▪	Introduced an international equity capability at its Euclid Advisors affiliate. The new strategy is a high conviction, core portfolio that has a bias towards value and quality, but is flexible in responding to market conditions based on its top-down, bottom-up approach.
▪	Entered into an agreement to acquire a 24 percent interest in Kleinwort Benson Investors International, Ltd. (KBII), a U.S. registered investment adviser that subadvises the Virtus Emerging Markets Equity Income Fund, a mutual fund that was launched in September. KBII offers institutional-quality, income-oriented equity and resource strategies.

Investment Performance

The company’s mutual funds continued to generate strong relative investment performance, with 26 of the 31 funds eligible for rating – representing 95 percent of long-term open-end mutual fund assets – rated with 5, 4 or 3 stars on an overall load-waived basis by Morningstar2. Nineteen of those funds, representing 88 percent of assets, were 5- and 4-star funds.

Among the company’s 22 equity mutual funds that are eligible for Morningstar ratings, 19 funds, representing 93 percent of equity assets, and seven of nine fixed income funds, representing 98 percent of those assets, were rated as either 5-, 4- or 3-star funds.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7

In January, Rajiv Jain of Vontobel Asset Management, the portfolio manager of four Virtus international equity funds including the Virtus Foreign Opportunities Fund (Class A: JVIAX) and Virtus Emerging Markets Opportunities Fund (Class A: HEMZX), was named Morningstar’s 2012 International-Stock Fund Manager of the Year (U.S)3.

Balance Sheet, Liquidity and Income Taxes

The company’s working capital was $102.4 million at December 31, 2012, an increase from $45.9 million at the end of 2011 and $81.8 million at September 30, 2012. Working capital included cash and cash equivalents of $63.4 million, marketable securities of $15.0 million and seed capital invested in new investment strategies of $40.4 million. Cash and cash equivalents were $45.3 million at the end of 2011 and $42.3 million at September 30, 2012. The sequential change was a result of the company’s operating cash flows, partially offset by the repurchase program and seeding of three funds launched in December.

In the fourth quarter, the company used $5.9 million to repurchase 55,000 shares of common stock under its multi-year repurchase program. For the full year, the company deployed $8.9 million to repurchase 90,000 shares. Since the program began in 2010, Virtus has repurchased 245,000 shares, or approximately 3.0 percent of diluted average common shares outstanding at an average price of $72.34.

The effective tax rates for the quarter and full year were 46 percent and 42 percent, respectively. These tax rates include adjustments related to the downward revision of the company’s estimated effective tax rate to approximately 38 percent, which resulted in a benefit from lower rates, and a larger non-cash deferred tax expense related to the resulting reduction in the deferred tax assets. The net deferred tax assets available to offset future tax obligations were $96.9 million at December 31, 2012.

Balance Sheet Highlights (Unaudited)
(Dollars in thousands)

	As of			As of
	12/31/2012	12/31/2011	Change	9/30/2012	Change
Cash and cash equivalents	$63,446	$45,267	40%	$42,288	50%
Trading securities, at fair value	$12,392	$12,526	(1)%	$13,473	(8)%
Available-for-sale securities, at fair value	$2,656	$2,469	8%	$2,612	2%
Net assets of consolidated sponsored
investment products (1)	$40,397	$-	N/M	$35,611	13%
Total deferred taxes, net (2)	$96,923	$-	N/M	$107,775	(10)%
Long-term debt	$15,000	$15,000	-	$15,000	-
Convertible preferred stock	$-	$35,217	N/M	$-	0%
Stockholders' equity	$244,471	$183,155	33%	$236,697	3%

Working capital (3)	$102,415	$45,938	123%	$81,828	25%
Working capital less redeemable noncontrolling interests	$99,252	$45,938	116%	$81,593	22%

(1) Net assets of consolidated sponsored investment products comprise $43.9 million of total assets, $0.3 million of total liabilities and $3.2 million of redeemable noncontrolling interests

(2) Includes both current and long-term

(3) Working capital is defined as current assets less current liabilities

N/M - Not Meaningful

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8

Conference Call

Virtus Investment Partners management will host an investor conference call on Wednesday, January 30, at 11 a.m. Eastern to discuss these financial results and related matters. The webcast of the call will be available live over the Internet in the Investor Relations section of www.virtus.com. The call can also be accessed by telephone at 800-920-8624 if calling from within the U.S. or 617-597-5430 if calling from outside the U.S. (Passcode: 12164398). A replay of the call will be available through February 28 in the Investor Relations section of www.virtus.com or by telephone at 888-286-8010 if calling from within the U.S. or 617-801-6888 if calling from outside the U.S. (Passcode: 82421620). The presentation that will be reviewed as part of the conference call will be available in the Investor Relations section of the company’s Web site.

About Virtus Investment Partners

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. The company provides investment management products and services through its affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Virtus Investment Partners offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs. Its affiliated managers include Duff & Phelps Investment Management Co., Euclid Advisors LLC, Kayne Anderson Rudnick Investment Management, LLC, Newfleet Asset Management, LLC, Newfound Investments, LLC, Rampart Investment Management Co., LLC, and Zweig Advisers LLC. Additional information can be found at www.virtus.com.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9

Consolidated Statement of Operations

(Dollars in thousands, except per share data)

	Three Months Ended			Three Months Ended		Twelve Months Ended
	12/31/2012	12/31/2011	Change	9/30/2012	Change	12/31/2012	12/31/2011	Change
Revenues
Investment management fees	$53,165	$37,698	41%	$47,985	11%	$187,875	$135,063	39%
Distribution and service fees	15,897	11,497	38%	14,661	8%	56,866	43,792	30%
Administration and transfer agent fees	9,580	6,525	47%	8,774	9%	33,779	23,878	41%
Other income and fees	277	452	(39)%	531	(48)%	1,566	1,919	(18)%
Total revenues	78,919	56,172	40%	71,951	10%	280,086	204,652	37%

Operating Expenses
Employment expenses	27,847	24,398	14%	25,899	8%	105,571	92,543	14%
Distribution and administration expenses	19,727	13,482	46%	17,764	11%	72,210	60,176	20%
Other operating expenses	8,743	7,435	18%	8,346	5%	34,017	30,157	13%
Other operating expenses of consolidated
sponsored investment products	161	-	N/M	154	5%	315	-	N/M
Restructuring and severance	248	1,260	(80)%	555	(55)%	1,597	2,008	(20)%
Depreciation and other amortization	616	420	47%	435	42%	1,810	1,847	(2)%
Intangible asset amortization	1,105	983	12%	1,031	7%	4,121	4,018	3%
Total operating expenses	58,447	47,978	22%	54,184	8%	219,641	190,749	15%

Operating Income	20,472	8,194	150%	17,767	15%	60,445	13,903	N/M

Other Income (Expense)
Realized and unrealized gains (loss) on trading securities, net	252	481	(48)%	629	(60)%	1,891	(256)	N/M
Realized and unrealized gain on investments
of consolidated sponsored investment products, net	1,531	-	N/M	541	183%	2,072	-	N/M
Other income (expense), net	(22)	14	N/M	(16)	(38)%	(38)	(194)	80%
Total other income (expense), net	1,761	495	N/M	1,154	53%	3,925	(450)	N/M

Interest Income (Expense)
Interest expense	(183)	(190)	4%	(196)	7%	(854)	(782)	(9)%
Interest and dividend income	335	129	160%	98	N/M	710	321	121%
Interest and dividend income of investments
of consolidated sponsored investment products	479	-	N/M	98	N/M	577	-	N/M
Total interest income (expense), net	631	(61)	N/M	-	N/M	433	(461)	N/M
Income Before Income Taxes	22,864	8,628	165%	18,921	21%	64,803	12,992	N/M
Income tax expense (benefit)	10,550	(132,037)	N/M	7,279	45%	27,030	(132,428)	N/M
Net Income	12,314	140,665	(91)%	11,642	6%	37,773	145,420	(74)%
Noncontrolling interests	(101)	-	N/M	-	N/M	(101)	-	N/M
Preferred stockholder dividends	-	(7,369)	N/M	-	0%	-	(9,482)	N/M
Allocation of earnings to preferred stockholders	-	(23,742)	N/M	-	0%	(64)	(24,260)	100%
Net Income Attributable to Common Stockholders	$12,213	$109,554	(89)%	$11,642	5%	$37,608	$111,678	(66)%
Earnings Per Share - Basic	$1.56	$17.60	(91)%	$1.48	5%	$4.87	$17.98	(73)%
Earnings Per Share - Diluted	$1.50	$16.35	(91)%	$1.43	5%	$4.66	$16.34	(71)%
Weighted Average Shares Outstanding - Basic (in thousands)	7,832	6,226		7,843		7,727	6,211
Weighted Average Shares Outstanding - Diluted (in thousands)	8,126	6,700		8,117		8,073	6,834

N/M - Not Meaningful

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10

Assets Under Management - Product and Asset Class

(Dollars in millions)

	Three Months Ended
	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011
By product (period end):
Mutual Funds - Long-Term Open-End	$25,827.1	$23,615.7	$21,126.1	$19,955.1	$16,896.6
Mutual Funds - Closed-End	6,231.6	6,365.3	6,051.6	5,992.3	5,675.6
Mutual Funds - Money Market	1,994.1	1,763.8	1,818.7	1,803.4	2,294.8
Variable Insurance Funds	1,295.7	1,311.9	1,295.9	1,395.8	1,308.6
Separately Managed Accounts (1)	5,829.0	4,531.0	4,367.7	4,304.6	3,933.8
Institutional Products (1)	4,359.5	4,212.7	4,178.9	4,590.7	4,478.2
Total	$45,537.0	$41,800.4	$38,838.9	$38,041.9	$34,587.6

By product (average) (2)
Mutual Funds - Long-Term Open-End	$24,544.6	$22,246.3	$20,360.1	$18,634.8	$16,192.4
Mutual Funds - Closed-End	6,257.7	6,114.2	5,924.8	5,763.0	5,454.7
Mutual Funds - Money Market	1,792.7	1,805.6	1,787.0	1,997.6	2,320.8
Variable Insurance Funds	1,288.0	1,307.6	1,316.1	1,367.6	1,312.4
Separately Managed Accounts (1)	5,737.8	4,367.7	4,304.6	3,933.8	3,692.0
Institutional Products (1)	4,349.7	4,222.1	4,510.9	4,591.5	5,195.3
Total	$43,970.5	$40,063.5	$38,203.5	$36,288.3	$34,167.6

By asset class (period end):
Equity (1)	$26,925.5	$24,143.4	$22,296.8	$21,940.9	$18,978.5
Fixed Income	16,581.7	15,846.5	14,680.1	14,249.2	13,187.9
Cash	2,029.8	1,810.5	1,862.0	1,851.8	2,421.2
Total	$45,537.0	$41,800.4	$38,838.9	$38,041.9	$34,587.6

Assets Under Management - Average Net Management Fees Earned (3)

(In basis points)

	Three Months Ended
	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011
Mutual Funds - Long-Term Open-End (4)	50.7	50.5	50.4	50.4	50.0
Mutual Funds - Closed-End (4)	58.9	59.1	59.4	57.6	56.1
Mutual Funds - Money Market	4.5	4.4	4.6	3.3	2.2
Variable Insurance Funds (4)	52.7	47.3	45.4	48.2	47.2
Separately Managed Accounts (1)	49.3	51.1	51.3	51.5	47.7
Institutional Products (1)	32.3	29.7	30.7	30.0	26.6
All Products	48.0	47.5	47.2	46.4	43.8

(1) Includes assets under management related to options strategies

(2) Averages are calculated as follows:

- Mutual Funds and Variable Insurance Funds (VIF) - average daily or weekly balances

- Separately Managed Accounts - prior quarter ending balance (on which the current quarter's fees are earned)

- Institutional Products - average of month-end balances in quarter

(3) Average fees earned is calculated as revenue earned by product divided by average product assets, as described in note (2)

(4) Average fees earned for Mutual Funds and VIF are net of fees paid to unaffiliated subadvisors, fund expense reimbursements and advisory fee waivers. Excludes the impact of consolidated sponsored investment products

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 11

Assets Under Management – Asset Flows by Product

(Dollars in millions)

	Three Months Ended					Twelve Months Ended
	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011	12/31/2012	12/31/2011

Mutual Funds - Long-Term Open-End
Beginning balance	$23,615.7	$21,126.1	$19,955.1	$16,896.6	$14,952.0	$16,896.6	$11,801.2
Inflows	3,393.4	3,304.8	2,754.0	2,888.7	2,363.5	12,340.9	9,478.4
Outflows	(1,646.7)	(1,708.9)	(1,363.1)	(1,203.0)	(1,276.3)	(5,921.7)	(4,424.0)
Net flows	1,746.7	1,595.9	1,390.9	1,685.7	1,087.2	6,419.2	5,054.4
Market appreciation (depreciation)	475.1	911.9	(253.3)	1,408.3	914.2	2,542.0	181.1
Other (1)	(10.4)	(18.2)	33.4	(35.5)	(56.8)	(30.7)	(140.1)
Ending balance	$25,827.1	$23,615.7	$21,126.1	$19,955.1	$16,896.6	$25,827.1	$16,896.6

Mutual Funds - Closed-End
Beginning balance	$6,365.3	$6,051.6	$5,992.3	$5,675.6	$5,318.7	$5,675.6	$4,321.2
Inflows	-	229.2	9.6	205.4	-	444.2	817.1
Outflows	-	-	-	-	-	-	-
Net flows	-	229.2	9.6	205.4	-	444.2	817.1
Market appreciation (depreciation)	(43.7)	181.5	135.7	89.2	341.6	362.7	514.5
Other (1)	(90.0)	(97.0)	(86.0)	22.1	15.3	(250.9)	22.8
Ending balance	$6,231.6	$6,365.3	$6,051.6	$5,992.3	$5,675.6	$6,231.6	$5,675.6

Mutual Funds - Money Market
Beginning balance	$1,763.8	$1,818.7	$1,803.4	$2,294.8	$2,407.8	$2,294.8	$2,915.5
Other (1)	230.3	(54.9)	15.3	(491.4)	(113.0)	(300.7)	(620.7)
Ending balance	$1,994.1	$1,763.8	$1,818.7	$1,803.4	$2,294.8	$1,994.1	$2,294.8

Variable Insurance Funds
Beginning balance	$1,311.9	$1,295.9	$1,395.8	$1,308.6	$1,244.7	$1,308.6	$1,538.5
Inflows	15.5	13.5	8.3	10.7	6.3	48.0	25.8
Outflows	(60.3)	(52.8)	(60.6)	(64.5)	(59.6)	(238.2)	(267.8)
Net flows	(44.8)	(39.3)	(52.3)	(53.8)	(53.3)	(190.2)	(242.0)
Market appreciation (depreciation)	28.6	55.3	(47.6)	141.0	117.2	177.3	11.1
Other (1)	-	-	-	-	-	-	1.0
Ending balance	$1,295.7	$1,311.9	$1,295.9	$1,395.8	$1,308.6	$1,295.7	$1,308.6

Separately Managed Accounts (2)
Beginning balance	$4,531.0	$4,367.7	$4,304.6	$3,933.8	$3,692.0	$3,933.8	$3,833.0
Inflows	281.8	246.6	342.0	308.0	225.2	1,178.4	733.5
Outflows	(285.7)	(211.1)	(231.6)	(252.3)	(262.8)	(980.7)	(779.5)
Net flows	(3.9)	35.5	110.4	55.7	(37.6)	197.7	(46.0)
Market appreciation (depreciation)	42.1	128.0	(42.3)	399.0	272.5	526.8	197.0
Other (1)	1,259.8	(0.2)	(5.0)	(83.9)	6.9	1,170.7	(50.2)
Ending balance	$5,829.0	$4,531.0	$4,367.7	$4,304.6	$3,933.8	$5,829.0	$3,933.8

Institutional Products (2) (3)
Beginning balance	$4,212.7	$4,178.9	$4,590.7	$4,478.2	$5,457.5	$4,478.2	$5,063.9
Inflows	160.0	112.6	61.0	102.3	34.2	435.9	169.0
Outflows	(171.3)	(159.5)	(126.7)	(118.6)	(240.2)	(576.1)	(544.3)
Net flows	(11.3)	(46.9)	(65.7)	(16.3)	(206.0)	(140.2)	(375.3)
Market appreciation (depreciation)	32.1	74.2	9.7	117.4	164.3	233.4	240.3
Other (1)	126.0	6.5	(355.8)	11.4	(937.6)	(211.9)	(450.7)
Ending balance	$4,359.5	$4,212.7	$4,178.9	$4,590.7	$4,478.2	$4,359.5	$4,478.2

Total
Beginning balance	$41,800.4	$38,838.9	$38,041.9	$34,587.6	$33,072.7	$34,587.6	$29,473.3
Inflows	3,850.7	3,906.7	3,174.9	3,515.1	2,629.2	14,447.4	11,223.8
Outflows	(2,164.0)	(2,132.3)	(1,782.0)	(1,638.4)	(1,838.9)	(7,716.7)	(6,015.6)
Net flows	1,686.7	1,774.4	1,392.9	1,876.7	790.3	6,730.7	5,208.2
Market appreciation (depreciation)	534.2	1,350.9	(197.8)	2,154.9	1,809.8	3,842.2	1,144.0
Other (1)	1,515.7	(163.8)	(398.1)	(577.3)	(1,085.2)	376.5	(1,237.9)
Ending balance	$45,537.0	$41,800.4	$38,838.9	$38,041.9	$34,587.6	$45,537.0	$34,587.6

(1) Comprised of open-end and closed-end mutual fund distributions, net flows of cash management strategies, net flows and market appreciation (depreciation) on structured products, and net flows from non-sales related activities such as asset acquisitions/ (dispositions) and the impact of leverage on AUM. For periods prior to March 31, 2012, closed-end mutual fund dividends distributed were previously included in market appreciation (depreciation) and have been reclassified to "Other" to conform with the current period classification

(2) Includes assets under management related to options strategies

(3) Institutional Products consists of Institutional Accounts and Structured Products

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 12

Schedule of Non-GAAP Information

(Dollars in thousands)

The company reports its financial results on a Generally Accepted Accounting Principles (GAAP) basis; however management believes that evaluating the company's ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them only to be additional metrics for both management and investors to consider the company's financial performance over time, as noted in the footnotes below. Management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

Reconciliation of Revenues, Operating Expenses and Operating Income on a GAAP Basis to Revenues, Operating Expenses and Operating Income, as Adjusted

	Three Months Ended			Twelve Months Ended
	Dec 31, 2012	Dec 31, 2011	Sep 30, 2012	Dec 31, 2012	Dec 31, 2011

Revenues, GAAP basis	$78,919	$56,172	$71,951	$280,086	$204,652
Less:
Distribution and administration expenses	19,727	13,482	17,764	68,274	50,563
Newfleet transition related subadvisory fees (1)	-	-	-	-	(1,057)
Consolidated sponsored investment products fees (2)	41	-	126	167	-

Revenues, as adjusted (3)	$59,151	$42,690	$54,061	$211,645	$155,146

Operating Expenses, GAAP basis	$58,447	$47,978	$54,184	$219,641	$190,749
Less:
Distribution and administration expenses	19,727	13,482	17,764	68,274	50,563
Depreciation and amortization	1,721	1,403	1,466	5,931	5,865
Stock-based compensation (4)	1,407	1,336	1,463	6,063	4,926
Restructuring and severance charges	248	1,260	555	1,597	2,008
Newfleet transition related operating expenses (5)	529	1,381	529	2,806	5,152
Consolidated sponsored investment product expenses (2)	161	-	154	315	-
Closed-end fund launch costs (6)	-	-	-	4,465	10,767
Operating Expenses, as adjusted (7)	$34,654	$29,116	$32,253	$130,190	$111,468

Operating Income, as adjusted (8)	$24,497	$13,574	$21,808	$81,455	$43,678

Operating margin, GAAP basis	26%	15%	25%	22%	7%
Operating margin, as adjusted (8)	41%	32%	40%	38%	28%

(1) Reflects 30 days of fees payable under the termination provisions of the subadvisory agreement with a former unaffiliated subadvisor of the Multi-Sector assets. These subadvisory fees ended effective July 2, 2011. The company records its management fees net of fees paid to unaffiliated subadvisors.

(2) Revenues and expenses related to consolidated sponsored investment products have been excluded to reflect revenues and expenses of the company prior to the consolidation of these products.

(3) Revenues, as adjusted, is a non-GAAP financial measure calculated by netting distribution and administration expenses from GAAP revenues. Management believes Revenues, as adjusted, provides useful information to investors because distribution and administration expenses are costs that are generally passed directly through to external parties. For the twelve months ended December 31, 2012, Virtus incurred $72.2 million of distribution and administration expenses that included $3.9 million of structuring fees related to the closed-end fund launch. For the twelve months ended December 31, 2011, Virtus incurred $60.2 million of distribution and administration expenses that included $9.6 million of structuring fees related to the closed-end fund launch. For the purposes of calculating Revenues, as adjusted, for the twelve months ended December 31, 2012 and December 31, 2011, structuring fees paid to third-party distributors for the closed-end fund launch are excluded as they do not have a related revenue offset.

(4) For the three months ended December 31, 2012, December 31, 2011 and September 30, 2012, stock-based compensation expense includes $1.4, $1.0 and $1.4 million, respectively, of equity issued under the company's annual incentive and long-term plans. For the twelve months ended December 31, 2012 and December 31, 2011, stock-based compensation expense includes $5.7 and $3.6 million, respectively, of equity issued under the company's annual incentive and long-term plans, and $0.6 and $0.4 million, respectively, related to the annual board of directors grant.

(5) For the three months ended December 31, 2012, December 31, 2011 and September 30, 2012, Newfleet transition-related operating expenses consist of compensation expenses of $0.5 million, $1.4 million and $0.5 million, respectively, incurred in conjunction with the addition of the Newfleet Multi-Sector team, including $0.2 million, $0.3 million and $0.2 million, respectively, of stock-based compensation. For the twelve months ended December 31, 2012 and December 31, 2011, Newfleet transition-related operating expenses consist of compensation expenses of $2.8 million and $5.2 million, respectively, including $0.9 million and $0.7 million, respectively, of stock-based compensation.

(6) For the twelve months ended December 31, 2012 closed-end fund launch costs comprise structuring fees of $3.9 million payable to underwriters, sales-based incentive compensation of $0.4 million and unreimbursed offering costs of $0.2 million. For the twelve months ended December 31, 2011 closed-end fund launch costs comprise structuring fees of $9.6 million payable to underwriters and sales-based incentive compensation of $1.2 million.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 13

(7) Operating expenses, as adjusted, is a non-GAAP financial measure that management believes provides investors with additional information because of the nature of the specific excluded operating expenses. Specifically, management adds back amortization attributable to acquisition-related intangible assets as this may be useful to an investor to consider our operating results with the results of other asset management firms that have not engaged in significant acquisitions. In addition, we add back restructuring and severance charges as we believe that operating expenses exclusive of these costs will aid comparability of the information to prior reporting periods. We believe that because of the variety of equity awards used by companies and the varying methodologies for determining stock-based compensation expense, excluding stock-based compensation enhances the ability of management and investors to compare financial results over periods. Distribution and administrative expenses are excluded for the reason set forth above.

(8) Operating income, as adjusted, and operating margin, as adjusted, are calculated using the basis of revenues, as adjusted, and operating expenses, as adjusted, as described above.

In the above release, we define “organic growth rate” as our annualized net sales divided by beginning long-term open-end mutual fund assets under management.

The above measures should not be considered as substitutes for any measures derived in accordance with GAAP and may not be comparable to similarly titled measures of other companies. Exclusion of items in our non-GAAP presentation should not be considered as an inference that these items are unusual, infrequent or non-recurring.

1 The funds mentioned involve the following risks:

Credit & Interest Risk: Debt securities are subject to various risks, the most prominent of which are credit and interest rate risk. The issuer of a security may fail to make payments in a timely manner. Values of debt securities may rise and fall in response to changes in interest rates. This risk may be enhanced with longer term maturities. Emerging Markets and Foreign Investing Risk: Investing internationally, especially in emerging markets, involves additional risks such as currency, political, accounting, economic and market risk. Equity Securities Risk: The market price of equity securities may be affected by financial market, industry, or issuer-specific events. Focus on a particular style or on small- or medium-sized companies may enhance that risk. Exchange-Traded Funds (ETFs) Risk: The value of an ETF will be more volatile than the underlying portfolio of securities the ETF is designed to track. The costs of owning an ETF may exceed the cost of investing directly in the underlying securities. Geographic Concentration Risk: A fund that focuses its investments in a particular geographic location will be highly sensitive to financial, economic, political, and other development affecting the fiscal stability of that location. High Yield Risk: There is a greater level of credit risk, price volatility and trading illiquidity involved with high-yield securities than with investment-grade securities. Industry/Sector Concentration Risk: A fund that focuses its investments in a particular industry or sector will be more sensitive to conditions that affect that industry or sector than a non-concentrated fund. Market Volatility Risk: The risk that the value of the securities in which the fund invests may go up or down in response to the prospects of individual companies and/or general economic conditions. Price changes may be temporary or may last for extended periods. U.S. Government Securities Risk: U.S. government securities may be subject to price fluctuations. An agency may default on an obligation not backed by the United States. Any guarantee on U.S. government securities does not apply to the value of the fund’s shares.

2 Additional Information on Virtus Funds rated by Morningstar (without load). Period ending Dec. 31, 2012:

Description	Overall	3 Year	5 Year	10 Year
Number of 5 or 4 star funds	19	19	14	7
Percentage of Assets	88%	86%	83%	84%
Number of 5, 4 or 3-star funds	26	27	21	15
Percentage of Assets	95%	95%	97%	95%
Total Funds	31	31	26	20

Additional Information on Virtus Funds rated by Morningstar (with load). Period ending Dec. 31, 2012:

Description	Overall	3 Year	5 Year	10 Year
Number of 5 or 4 star funds	17	19	12	6
Percentage of Assets	80%	86%	80%	78%
Number of 5, 4 or 3-star funds	24	24	20	11
Percentage of Assets	92%	91%	95%	90%
Total Funds	31	31	26	20

For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effect of sales charges, loads, and redemption fees), placing more emphasis on downward variation and rewarding consistent performance. The top 10% of funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. The Overall Morningstar RatingTM for a fund is derived from a weighted average of performance figures associated with its three-, five- and ten-year (if applicable) Morningstar Rating metrics. Ratings are for Class A shares as shown only; other share classes bear different fees and expenses, which affect performance. Load-waived star ratings do not include any front-end sales load and are intended for those investors who have access to such terms (e.g., for plan participants of a defined contribution plan).

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 14

©2013 Morningstar, Inc. All rights reserved. The information contained above is (1) proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

Strong ratings are not indicative of positive fund performance. Absolute performance for some funds was negative. For complete investment performance, please visit www.virtus.com.

3 Established in 1988, the Morningstar Fund Manager of the Year award recognizes portfolio managers who demonstrate excellent investment skill and the courage to differ from the consensus to benefit investors. To qualify for the award, managers' funds must have not only posted impressive returns for the year, but the managers also must have a record of delivering outstanding long-term risk-adjusted performance and of aligning their interests with shareholders'. Nominated funds must be Morningstar Medalists – a fund that has garnered a Morningstar Analyst Rating of Gold, Silver, or Bronze. The Fund Manager of the Year award winners are chosen based on Morningstar's proprietary research and in-depth qualitative evaluation by its fund analysts.

Data quoted represents past performance. Past performance is no guarantee of future results. Current performance may be lower or higher than the performance data quoted. Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money.

Please carefully consider a Fund’s investment objectives, risks, charges, and expenses before investing. For this and other information about the Virtus Mutual Funds, call 1-800-243-4361 or visit www.Virtus.com for a prospectus. Read it carefully before you invest or send money.

Virtus Mutual Funds are distributed by VP Distributors, LLC, member, FINRA and subsidiary of Virtus Investment Partners, Inc.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 15

Forward-Looking Information

This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” or similar statements or variations of such terms.

Our forward-looking statements are based on a series of expectations, assumptions and projections about our company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, cash inflows and outflows, operating cash flows, our ability to expand distribution and product offerings, and future credit facilities, for all forward periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.

Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including the following: (a) the effects of changes and volatility in political, economic or industry conditions, the interest rate environment, or financial and capital markets; (b) any poor relative investment performance of our asset management strategies and any resulting outflows of assets; (c) mutual fund sales in any period may be through a limited number of financial intermediaries, from a limited number of investment strategies, and impacted by relative performance and the breadth and type of investment products we offer; (d) any lack of availability of additional and/or replacement financing, as may be needed, on satisfactory terms or at all; (e) any inadequate performance of third-party relationships; (f) the withdrawal of assets from under our management; (g) our ability to attract and retain key personnel in a competitive environment; (h) the ability of independent trustees of our mutual funds and closed-end funds, and other clients, to terminate their relationships with us; (i) the possibility that our goodwill or intangible assets could become impaired, requiring a charge to earnings; (j) the competition we face in our business, including competition related to investment products and fees; (k) potential adverse regulatory and legal developments; (l) the difficulty of detecting misconduct by our employees, subadvisers and distribution partners; (m) changes in accounting or regulatory standards or rules; (n) the ability to satisfy the financial covenants under existing debt agreements; and (o) certain other risks and uncertainties described in our 2011 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).

Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

# # #

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com